Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The certification set forth below is being submitted in connection with the Annual Report of Advanced Emissions Solutions, Inc. on Form 10-K for the period ended December 31, 2014 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

L. Heath Sampson and A. Bradley Gabbard certify that, to the best of each of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Advanced Emissions Solutions, Inc.

/s/ L. Heath Sampson
L. Heath Sampson
President, Chief Executive Officer and Treasurer (Principal Executive Officer)
Date: February 29, 2016

/s/ A. Bradley Gabbard
A. Bradley Gabbard
Chief Financial Officer (Principal Financial and Accounting Officer)
Date: February 29, 2016